UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 20, 2004

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

KANSAS	1-3523	48-0290150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas	66612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(785) 575-6300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WESTAR ENERGY, INC.

Section 1. Registrant’s Business and Operations

Item 1.01(a) - Entry into a Material Definitive Agreement

(1)	On October 20, 2004, the Board of Directors of Westar Energy, Inc. adopted the Westar Energy, Inc. Non-Employee Director Deferred Compensation Plan, as Amended and Restated (the “Plan”). The Plan is attached hereto as Exhibit 10.1.

(2)	The Plan allows non-employee directors to defer all or a portion of their annual retainer, board and committee meeting fees and stock awards until such directors cease to be members of our Board of Directors or such other date or event as permitted under rules established by the Board of Directors and uniformly applied.

Section 5. Corporate Governance and Management

Item 5.02(d) - Election of Directors

(1)	On October 20, 2004, Sandra A.J. Lawrence and Jerry B. Farley were appointed to our Board of Directors as Class I and Class III directors, respectively. A press release announcing these appointments is attached hereto as Exhibit 99.1.

(2)	There is no arrangement between Ms. Lawrence and Mr. Farley and any other person pursuant to which Ms. Lawrence or Mr. Farley was selected as a director.

(3)	At this time, the committees of the Board of Directors to which Ms. Lawrence and Mr. Farley will be appointed have not been determined.

(4)	There have been no transactions or proposed transactions between Ms. Lawrence, Mr. Farley, or members of their immediate families, and us requiring disclosure under Item 404(a) of Regulation S-K.

Section 8. Other Events

Item 8.01 - Other Events

Westar Energy is a holding company under the Public Utility Holding Company Act of 1935 as a result of its ownership of KGE and Westar Generating, each a wholly owned subsidiary of Westar Energy. Currently, Westar Energy claims an exemption from registration under the 1935 Act based on its operations being conducted “predominantly” within the State of Kansas. Following a recent decision by the SEC with respect to its interpretation of the criteria that must be satisfied to claim a “predominantly” intrastate exemption, some companies that previously claimed an exemption from registration under the 1935 Act have disclosed the potential for losing their exemption from registration or, in the alternative, registered under the 1935 Act. We, like other companies claiming an exemption from registration, have been asked by the SEC to provide additional information regarding our eligibility for an exemption from registration and have responded to the SEC’s requests.

As a result of the amount of sales of wholesale electricity outside of the State of Kansas by our energy marketing operations, it is possible that the SEC could question our eligibility for an exemption from registration under the 1935 Act. In that event, we would evaluate our options, including filing an application for exemption and asking the SEC to formally consider that request, becoming a registered holding company, restructuring our operations in a manner that would allow us to maintain eligibility to claim an exemption or reorganizing our organizational structure to consolidate all utility operations into one entity so that Westar Energy is no longer a utility holding company.

In the event we elect to register, the 1935 Act and related regulations issued by the SEC would govern our activities and activities of our subsidiaries with respect to the acquisition, issuance and sale of securities, acquisition and sale of utility assets, certain transactions among affiliates, engaging in business activities not directly related to the utility or energy business and other matters. We are unable to predict the outcome of this inquiry, however, we do not believe that our becoming a registered holding company under the 1935 Act or taking steps to reorganize our corporate structure to avoid registration would have a material impact on us.

Section 9. Financial Statements and Exhibits

Item 9.01(c) - Exhibits

Exhibit 10.1	Westar Energy, Inc. Non-Employee Director Deferred Compensation Plan as Amended and Restated as of October 20, 2004

Exhibit 99.1	Press Release dated October 20, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Westar Energy, Inc.

Date: October 21, 2004	By:	/s/ LARRY D. IRICK
Larry D. Irick, Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Westar Energy, Inc. Non-Employee Director Deferred Compensation Plan as Amended and Restated as of October 20, 2004

99.1	Press Release dated October 20, 2004